Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT
WITH THOMAS V. GEIMER

This Amendment (the "Amendment") to the Employment Agreement with Thomas V. Geimer dated January 1, 2008 (the "Agreement") by and among Accelr8 Technology Corporation, a Colorado corporation ("Company") and Thomas V. Geimer ("Executive") is hereby adopted as of June 26, 2012.

RECITALS

A. Pursuant to Section 10.6 of the Agreement, the Agreement may be amended by a writing signed by each of the parties to the Agreement.

B. The parties wish to amend the Agreement to incorporate various changes.

AMENDMENT TO THE AGREEMENT

In exchange for valuable consideration, the parties hereby amend the Agreement as follows:

1. Section 3.2 of the Agreement is hereby amended by adding the following sentence to the end of the existing paragraph:

Notwithstanding the foregoing or anything in this Agreement to the contrary, the Company's obligations under this Section 3.2 shall terminate upon the consummation of change of control (as defined in Section 5).

2. Section 5 of the Agreement is hereby amended by amending and restating the first paragraph as follows:

If any time during the Initial Term or any Renewal Term of the Agreement there is a change of control of the Company, as defined below, and Executive's employment is terminated by the Company under Section 7.l(a), (b), (d), or (e) with the greater of one (l) year following the change of control or the remaining term of this Agreement (the "Change of Control Date"), the Company shall pay to Executive the sum of $1,350,000 payable in accordance with Schedule 1 attached hereto. If the Company, or any successor, does not make timely payments pursuant to the schedule set forth on Schedule 1 following written notice to the Company (or successor) and a five day opportunity to cure, such unpaid amounts shall accrue interest at a rate of 18% per annum until paid in full. The foregoing payments made pursuant to this Section 5 shall fully satisfy all payment obligations of the Company or its affiliates owed to Executive and the Company shall have no further obligations with respect thereto (including pursuant to Section 3.2), other than payments to be made (i) pursuant to Section 7.1 (d)(l), (2) and (4) and (ii) to Executive out of the Deferred Compensation agreement dated March 4, 1996 in accordance with the terms thereof. This agreement will be deemed terminated in accordance with Section 7 immediately upon the consummation of a change of control pursuant to which Executive becomes entitled to the payments hereunder.

3. Section 7.1(d) ofthe Agreement is hereby amended by adding thefollowing sentence at the end thereof:

If the Executive is entitled to change of control payments pursuant to Section 5 above, the Executive shall not also be eligible to receive severance benefits set forth in (d)(3) above, but shall be entitled to receive other payments as specified in (d)(I), (2) and (4) above.

4. Section 10. 7 of the Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the above, if Executive employs counsel to enforce his rights to collect any amounts due under this Agreement, the Company shall pay reasonable attorney's fees incurred by Executive, including costs incurred in connection therewith, plus interest thereon at the rate of 18% per annum.

5. Section 10.9 of the Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, amounts due to Executive under this Agreement shall not be subject to any right of offset.

6. The remaining provisions ofthe Agreement are unchanged by this Amendment.

7. To the extent that there is any conflict between the terms and conditions of this Amendment and the Agreement, the terms and conditions of this Amendment shall control and be binding upon the parties.

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IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of June 26, 2012.

ACCELLR8 TECHNOLOGY CORPORATION
a Colorado corporation

By: /s/ David C. Howson
President

/s/ Thomas V. Geimer
Thomas V. Geimer

(Signature Page to Amendment to Geimer Employment Agreement)

Schedule 1

$650,000 shall be payable on closing of the change of control transaction (the parties specifically characterize and allocate this lump sum payment as follows: $594,000 for the covenant not to compete set forth in Executive's Employment Agreement; $56,000 as a change of control payment; and

$700,000 shall be payable on July 1, 2013 (the. parties specifically characterize this entire lump sum payment as a change in control payment).